Exhibit 23

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-35311) pertaining to the Harley-Davidson Retirement Savings Plan for Salaried Employees (the Plan) of our report dated May 4, 1995, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


    ERNST & YOUNG LLP


Milwaukee, Wisconsin
June 28, 1995